Exhibit 99.01

Glu Reports Third Quarter 2013 Financial Results

  GAAP revenues of $21.7 million; non-GAAP revenues of $22.6 million exceed guidance
  Cash balance of $27.7 million and no debt as of September 30, 2013
  Deer Hunter 2014 sets new Glu Mobile download, DAU and single-day revenue records
  Q4 non-GAAP smartphone revenue guidance increased; expect to achieve Q4 adjusted EBITDA profitability

SAN FRANCISCO--(BUSINESS WIRE)--October 30, 2013--Glu Mobile Inc. (NASDAQ:GLUU), a leading global developer and publisher of free-to-play games for smartphone and tablet devices, today announced financial results for its third quarter ended September 30, 2013.

“Our third quarter results were boosted by the exceptional early performance of Deer Hunter 2014,” stated Niccolo de Masi, Chief Executive Officer of Glu. “Deer Hunter 2014 has broken Glu daily revenue and DAU records and consistently remained in or near the top 10 on both the Apple App Store and Google Play US top grossing charts. As a result of this title’s momentum, we now expect record topline non-GAAP revenue and adjusted EBITDA profitability in Q4.”

De Masi continued, “In December we expect to launch Eternity Warriors 3, a sequel of one of Glu’s most successful franchises to date. The combination of upcoming title launches, Deer Hunter 2014’s momentum, and a strengthened balance sheet position us well for 2014.”

Third Quarter 2013 Financial Highlights:

All financial information in this press release reflects the recognition on a gross basis of smartphone revenues attributable to sales to end customers through third party digital storefronts.

  Revenues: Total GAAP revenues were $21.7 million in the third quarter of 2013 compared to $26.1 million in the third quarter of 2012. Total non-GAAP revenues were $22.6 million in the third quarter of 2013 compared to $25.9 million in the third quarter of 2012. Non-GAAP revenues exclude changes in deferred revenues.
  Gross Margin: GAAP gross margin was 59% in the third quarter of 2013 compared to 69% in the third quarter of 2012. Non-GAAP gross margin was 66% in the third quarter of 2013 compared to 73% in the third quarter of 2012. Non-GAAP gross margin excludes changes in deferred revenues and cost of revenues, amortization of intangible assets and non-cash warrant expense.
  GAAP Operating Loss: GAAP operating loss was $(7.8) million in the third quarter of 2013 compared to a $(4.2) million loss in the third quarter of 2012.
  Non-GAAP Operating Loss: Non-GAAP operating loss was $(4.8) million in the third quarter of 2013 compared to a loss of $(2.7) million during the third quarter of 2012. Non-GAAP operating loss excludes changes in deferred revenues and deferred cost of revenues, amortization of intangible assets, non-cash warrant expense, stock-based compensation expense, restructuring charges, change in fair value of the Blammo earnout, transitional costs and impairment of goodwill.
  Adjusted EBITDA: Adjusted EBITDA was a $(4.1) million loss for the third quarter of 2013 compared to a $(2.1) million loss during the third quarter of 2012. Adjusted EBITDA is defined as non-GAAP operating income/(loss) less depreciation.
  GAAP Net Loss and EPS: GAAP net loss was $(8.0) million for the third quarter of 2013 compared to a loss of $(3.6) million for the third quarter of 2012. GAAP EPS was a loss of $(0.11) for the third quarter of 2013, based on 71.5 million weighted-average basic shares outstanding, compared to a loss of $(0.06) for the third quarter of 2012, based on 64.6 million weighted-average basic shares outstanding.
  Non-GAAP Net Loss and EPS: Non-GAAP net loss was $(4.7) million for the third quarter of 2013 compared to a loss of $(1.6) million for the third quarter of 2012. Non-GAAP EPS was a loss of $(0.07) for the third quarter of 2013 based on 71.5 million weighted-average basic shares outstanding, compared to a loss of $(0.03) for the third quarter of 2012 based on 64.6 million weighted-average basic shares outstanding.
  Cash Flows Used in Operations: Cash flows used in operations were $(5.9) million for the third quarter of 2013 compared to cash flows used in operations of $(2.6) million for the third quarter of 2012.

A reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Selected Third Quarter of 2013 Operating Highlights and Metrics:

  We launched four new 1st party titles – Deer Hunter 2014, Zombies Ate My Friends, Tons of Guns, and Gang Lords – as well as two 3rd party titles by Glu Publishing – Black Gate: Inferno and Odyssey: Age of Gods.
  Our total GAAP smartphone revenues for the third quarter of 2013 were $20.4 million and comprised 94% of total GAAP revenues.
  Our non-GAAP smartphone revenues for the third quarter of 2013 were $21.3 million and comprised 94% of total non-GAAP revenues.
  Our non-GAAP freemium revenues (micro-transactions, in-game advertising and offers) for the third quarter of 2013 were $20.0 million, or 94% of non-GAAP smartphone revenues.

Recent Developments and Strategic Initiatives:

  Deer Hunter 2014, the first game from Glu Mobile supported by GluOn, set new company download, DAU and single-day revenue records.
  We closed an underwritten public offering of 7,245,000 shares of common stock with net proceeds of approximately $14.0 million, after deducting underwriter fees and offering expenses.
  We expanded our operations in Asia by opening an office in Korea and establishing a legal entity in Japan, as well as adding senior executives with deep knowledge of these markets.
  Eric Ball, currently Senior Vice President of Finance for Oracle, joined Glu’s Board of Directors and Audit Committee.

“We were very pleased with our execution during the third quarter, highlighted by our ability to exceed expectations across all key operating metrics,” stated Eric R. Ludwig, Glu’s Chief Financial Officer. “Our results were driven by continued strength in our catalog titles along with the strong initial demand of Deer Hunter 2014. The completion of our recent follow-on offering provides Glu with additional resources to execute our strategy and maintain our momentum in 2014.”

Business Outlook as of October 30, 2013:

The following forward-looking statements reflect expectations as of October 30, 2013. Results may be materially different and are affected by many factors, such as: consumer demand for mobile entertainment and specifically Glu’s products; consumer demand for smartphones, tablets and next-generation platforms; our ability to improve the monetization of our titles and evolve our studio and begin to launch true games-as-a-service; development delays on Glu's products; continued uncertainty in the global economic environment; competition in the industry; storefront featuring; changes in foreign exchange rates; Glu's effective tax rate and other factors detailed in this release and in Glu's SEC filings.

Fourth Quarter Expectations – Quarter Ending December 31, 2013:

As discussed above, all financial information in this press release for future periods reflects the recognition on a gross basis of smartphone revenues attributable to sales to end customers through digital storefronts.

  Non-GAAP revenues are expected to be between $31.5 million and $32.5 million and non-GAAP smartphone revenues are expected to be between $30.8 million and $31.8 million.
  Non-GAAP gross margin is expected to be approximately 72%.
  Non-GAAP operating expenses are expected to range from $22.7 million to $22.9 million.
  Adjusted EBITDA, defined as non-GAAP operating income excluding depreciation of approximately $700,000, is expected to range from $750,000 to $1.25 million.
  Income tax expense is expected to be $(150,000).
  Non-GAAP net income is expected to be between breakeven and $400,000, or between breakeven and $0.01 per weighted-average diluted share outstanding.
  Weighted-average common shares outstanding are expected to be approximately 78.0 million basic and 81.3 million diluted.

2013 Expectations – Full Year Ending December 31, 2013:

As discussed above, all financial information in this press release for future periods reflects the recognition on a gross basis of smartphone revenues attributable to sales to end customers through digital storefronts.

  Non-GAAP revenues are expected to be between $102.0 million and $103.0 million and non-GAAP smartphone revenues are expected to be between $96.7 million and $97.7 million.
  Non-GAAP gross margin is expected to be approximately 69%.
  Adjusted EBITDA is expected to range from a loss of between $(7.3) million to $(7.8) million.
  Non-GAAP net loss is expected to be a loss between $(10.5) million and $(11.0) million, or a net loss of $(0.15) per weighted-average basic share outstanding.
  Weighted-average common shares outstanding are expected to be approximately 71.4 million basic and 74.2 million diluted.
  We expect to have a cash balance on December 31, 2013 of over $27.7 million with no debt.

2014 Expectations – Full Year Ending December 31, 2014:

The company is providing an estimated initial baseline total non-GAAP revenue growth rate of approximately 15% to 20% for 2014 from the full year 2013 guidance set forth above. However, investors should bear in mind that this estimated growth reflects current estimates as Glu is in the early stages of its 2014 planning process.

Quarterly Conference Call

Glu will discuss its quarterly results via teleconference today at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time). Please dial (866) 582-8907, or if outside the U.S., (760) 298-5046, with conference ID # 76395760 to access the conference call at least five minutes prior to the 1:30 p.m. Pacific Time start time. A live webcast and replay of the call will also be available on the investor relations portion of the company's website at www.glu.com/investors. An audio replay will be available between 4:30 p.m. Pacific Time, October 30, 2013, and 8:59 p.m. Pacific Time, November 6, 2013, by calling (855) 859-2056, or (404) 537-3406, with conference ID # 76395760.

Disclosure Using Social Media Channels

Glu currently announces material information to its investors using SEC filings, press releases, public conference calls and webcasts. Glu uses these channels as well as social media channels to announce information about the company, games, employees and other issues. Given the recent SEC guidance regarding the use of social media channels to announce material information to investors, Glu is notifying investors, the media, its players and others interested in the company that in the future, it might choose to communicate material information via social media channels or, it is possible that information it discloses through social media channels may be deemed to be material. Therefore, Glu encourages investors, the media, players and others interested in Glu to review the information posted on the company forum (http://ggnbb.glu.com/forum.php) and the company Facebook site (https://www.facebook.com/glumobile) and the company twitter account (https://twitter.com/glumobile). Investors, the media, players or other interested parties can subscribe to the company blog and twitter feed at the addresses listed above. Any updates to the list of social media channels Glu will use to announce material information will be posted on the Investor Relations page of the company's website at www.glu.com/investors.

Use of Non-GAAP Financial Measures

To supplement Glu's unaudited condensed consolidated financial data presented in accordance with GAAP, Glu uses certain non-GAAP measures of financial performance. The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. In addition, these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Glu's results of operations as determined in accordance with GAAP. The non-GAAP financial measures used by Glu include historical and estimated non-GAAP revenues, non-GAAP smartphone revenues, non-GAAP cost of revenues, non-GAAP operating expenses, non-GAAP gross profit, non-GAAP gross margins, non-GAAP operating income/(loss), non-GAAP net loss and non-GAAP basic and diluted net loss per share. These non-GAAP financial measures exclude the following items from Glu's unaudited consolidated statements of operations:

  Change in deferred revenues and deferred cost of revenues;
  Amortization of intangible assets;
  Non-cash warrant expense;
  Stock-based compensation expense;
  Restructuring charges;
  Change in fair value of Blammo earnout;
  Transitional costs;
  Impairment of goodwill;
  Release of tax liabilities; and
  Foreign currency exchange gains and losses primarily related to the revaluation of assets and liabilities.

In addition, Glu has included in this release “Adjusted EBITDA” figures which are used to evaluate Glu’s operating performance and is defined as non-GAAP operating income/(loss) excluding depreciation.

Glu may consider whether significant non-recurring items that arise in the future should also be excluded in calculating the non-GAAP financial measures it uses.

Glu believes that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding Glu's performance by excluding certain items that may not be indicative of Glu's core business, operating results or future outlook. Glu's management uses, and believes that investors benefit from referring to, these non-GAAP financial measures in assessing Glu's operating results, as well as when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate comparisons of Glu's performance to prior periods.

Cautions Regarding Forward-Looking Statements

This news release contains forward-looking statements, including those regarding our “Business Outlook as of October 30, 2013” (“Fourth Quarter Expectations – Quarter Ending December 31, 2013,” “2013 Expectations – Full Year Ending December 31, 2013” and “2014 Expectations – Full Year Ending December 31, 2014”) and the statements that: we now expect record topline non-GAAP revenue and adjusted EBITDA profitability in Q4; we expect to launch Eternity Warriors 3 in December; the combination of upcoming title launches, Deer Hunter 2014’s momentum, and a strengthened balance sheet position us well for 2014; and the completion of our recent follow-on offering provides Glu with additional resources to execute our strategy and maintain our momentum in 2014. These forward-looking statements are subject to material risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Investors should consider important risk factors, which include: the risks identified under "Business Outlook as of October 30, 2013"; the risk that consumer demand for smartphones, tablets and next-generation platforms does not grow as significantly as we anticipate or that we will be unable to capitalize on any such growth; the risk that we do not realize a sufficient return on our investment with respect to our efforts to develop free-to-play games for smartphones, tablets and next-generation platforms, the risk that we will not be able to maintain our good relationships with Apple and Google; the risk that our development expenses for games for smartphones, tablets and next-generation platforms are greater than we anticipate; the risk that our recently and newly launched games are less popular than anticipated or decline in popularity and monetization rate more quickly than we anticipate; the risk that our newly released games will be of a quality less than desired by reviewers and consumers; the risk that the mobile games market, particularly with respect to free-to-play gaming, is smaller than anticipated; and other risks detailed under the caption "Risk Factors" in our Form 10-Q filed with the Securities and Exchange Commission on August 9, 2013 and our other SEC filings. You can locate these reports through our website at http://www.glu.com/investors. We are under no obligation, and expressly disclaim any obligation, to update or alter our forward-looking statements whether as a result of new information, future events or otherwise.

About Glu Mobile

Glu Mobile (NASDAQ:GLUU) is a leading global developer and publisher of free-to-play games for smartphone and tablet devices. Glu is focused on creating compelling original IP games such as CONTRACT KILLER, DEER HUNTER, ETERNITY WARRIORS, and FRONTLINE COMMANDO on a wide range of platforms including iOS, Android, Windows Phone, and MAC OS. Glu’s unique technology platform enables its titles to be accessible to a broad audience of consumers globally. Founded in 2001, Glu is headquartered in San Francisco with a major office outside Seattle, and international locations in Canada, China, India, Korea, and Russia. Consumers can find high-quality entertainment wherever they see the ‘g’ character logo or at www.glu.com. For live updates, please follow Glu via Twitter at www.twitter.com/glumobile or become a Glu fan at www.facebook.com/glumobile.

CONTRACT KILLER, DEER HUNTER, ETERNITY WARRIORS, FRONTLINE COMMANDO, GLU, GLU MOBILE and the 'g' character logo are trademarks of Glu Mobile Inc.

Glu Mobile Inc. Consolidated Balance Sheets (in thousands) (unaudited)
	September 30, 2013	December 31, 2012
		(Restated)

ASSETS
Cash and cash equivalents	$27,658	$22,325
Accounts receivable, net	11,282	11,881
Prepaid royalties	41	-
Prepaid expenses and other current assets	4,615	5,167
Total current assets	43,596	39,373

Property and equipment, net	5,149	5,026
Restricted cash	1,730	-
Other long-term assets	566	227
Intangible assets, net	6,465	10,889
Goodwill	19,477	19,440
Total assets	$76,983	$74,955

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$8,540	$7,269
Accrued liabilities	2,170	2,124
Accrued compensation	3,620	5,989
Accrued royalties	1,250	2,781
Accrued restructuring	-	4
Deferred revenues	10,544	11,711
Total current liabilities	26,124	29,878
Other long-term liabilities	2,706	6,190
Total liabilities	28,830	36,068

Common stock	8	6
Additional paid-in capital	296,611	271,016
Accumulated other comprehensive income	222	167
Accumulated deficit	(248,688)	(232,302)
Stockholders' equity	48,153	38,887
Total liabilities and stockholders' equity	$76,983	$74,955

Glu Mobile Inc. Consolidated Statements of Operations (in thousands, except per share data) (unaudited)
	Three Months Ended		Nine Months Ended
	September 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012
		(Restated)		(Restated)

Revenues	$21,722	$26,099	$70,772	$81,872

Cost of revenues:
Platform commissions, royalties and other	7,436	6,946	22,568	22,248
Impairment of prepaid royalties and guarantees	435	-	435	-
Amortization of intangible assets	1,082	1,025	3,234	2,710
Total cost of revenues	8,953	7,971	26,237	24,958
Gross profit	12,769	18,128	44,535	56,914

Operating expenses:
Research and development	11,405	9,979	34,259	40,709
Sales and marketing	5,361	5,545	15,512	14,621
General and administrative	3,617	2,466	11,388	11,388
Amortization of intangible assets	229	495	1,219	1,485
Restructuring charge	-	213	1,448	533
Impairment of goodwill	-	3,613	-	3,613
Total operating expenses	20,612	22,311	63,826	72,349

Loss from operations	(7,843)	(4,183)	(19,291)	(15,435)

Interest and other income/(expense), net:
Interest income	4	5	11	17
Other income/(expense), net	(159)	(460)	129	(628)
Interest and other income/(expense), net	(155)	(455)	140	(611)

Loss before income taxes	(7,998)	(4,638)	(19,151)	(16,046)
Income tax benefit	30	1,075	2,765	2,654
Net loss	$(7,968)	$(3,563)	$(16,386)	$(13,392)

Net loss per share - basic and diluted	$(0.11)	$(0.06)	$(0.24)	$(0.21)

Weighted average common shares outstanding - basic and diluted	71,529	64,562	69,246	63,865

Stock-based compensation expense included in:
Research and development	$268	$(3,388)	$1,099	$2,268
Sales and marketing	40	73	200	343
General and administrative	412	437	1,402	1,385
Total stock-based compensation expense	$720	$(2,878)	$2,701	$3,996

Glu Mobile Inc. GAAP to Non-GAAP Reconciliation (in thousands, except per share data) (unaudited)
	For the Three Months Ended
	March 31, 2012	June 30, 2012	September 30, 2012	December 31, 2012	March 31, 2013	June 30, 2013	September 30, 2013
	(Restated)	(Restated)	(Restated)	(Restated)	(Restated)

GAAP revenues
Featurephone	$4,165	$3,710	$2,924	$2,336	$1,856	$1,423	$1,305
Smartphone	22,344	25,554	23,175	23,975	22,749	23,022	20,417
Total GAAP revenues	26,509	29,264	26,099	26,311	24,605	24,445	21,722

Change in deferred revenues
Featurephone change in deferred revenues	(7)	17	(21)	17	29	(46)	(43)
Smartphone change in deferred revenues	380	479	(197)	71	82	(1,205)	929
Total change in deferred revenues	373	496	(218)	88	111	(1,251)	886

Non-GAAP Revenues
Featurephone	4,158	3,727	2,903	2,353	1,885	1,377	1,262
Smartphone	22,724	26,033	22,978	24,046	22,831	21,817	21,346
Total non-GAAP Revenues	26,882	29,760	25,881	26,399	24,716	23,194	22,608

GAAP gross profit	18,234	20,552	18,128	17,856	16,069	15,697	12,769
Change in deferred revenues	373	496	(218)	88	111	(1,251)	886
Amortization of intangible assets	753	932	1,025	1,073	1,074	1,078	1,082
Non-cash warrant expense	-	-	-	-	-	-	427
Change in deferred platform commissions and royalty expense	(263)	122	-	(359)	(138)	419	(245)
Non-GAAP gross profit	19,097	22,102	18,935	18,658	17,116	15,943	14,919

GAAP operating expense	24,269	25,769	22,311	24,527	21,563	21,651	20,612
Stock-based compensation	(3,836)	(3,038)	2,878	(1,826)	(1,245)	(736)	(720)
Amortization of intangible assets	(495)	(495)	(495)	(495)	(495)	(495)	(229)
Transitional costs	(173)	(30)	(192)	(94)	-	-	-
Change in fair value of Blammo earnout	(645)	(386)	954	(90)	(29)	47	31
Impairment of goodwill	-	-	(3,613)	-	-	-	-
Restructuring charge	-	(320)	(213)	(838)	(511)	(937)	-
Non-GAAP operating expense	19,120	21,500	21,630	21,184	19,283	19,530	19,694

GAAP operating loss	(6,035)	(5,217)	(4,183)	(6,671)	(5,494)	(5,954)	(7,843)
Change in deferred revenues	373	496	(218)	88	111	(1,251)	886
Non-GAAP cost of revenues adjustment	490	1,054	1,025	714	936	1,497	1,264
Stock-based compensation	3,836	3,038	(2,878)	1,826	1,245	736	720
Amortization of intangible assets	495	495	495	495	495	495	229
Transitional costs	173	30	192	94	-	-	-
Change in fair value of Blammo earnout	645	386	(954)	90	29	(47)	(31)
Impairment of goodwill	-	-	3,613	-	-	-	-
Restructuring charge	-	320	213	838	511	937	-
Non-GAAP operating income/(loss)	(23)	602	(2,695)	(2,526)	(2,167)	(3,587)	(4,775)

GAAP net loss	(6,841)	(2,988)	(3,563)	(7,067)	(5,497)	(2,921)	(7,968)
Change in deferred revenues	373	496	(218)	88	111	(1,251)	886
Non-GAAP cost of revenues adjustment	490	1,054	1,025	714	936	1,497	1,264
Non-GAAP operating expense adjustment	5,149	4,269	681	3,343	2,280	2,121	918
Foreign currency exchange loss/(gain)	373	(205)	460	(263)	(129)	(137)	159
Release of tax liabilities	-	(2,427)	-	-	-	(3,148)	-
Non-GAAP net income/(loss)	$(456)	$199	$(1,615)	$(3,185)	$(2,299)	$(3,839)	$(4,741)

Reconciliation of net loss and net loss per share:
GAAP net loss per share - basic and diluted	$(0.11)	$(0.05)	$(0.06)	$(0.11)	$(0.08)	$(0.04)	$(0.11)
Non-GAAP net income/(loss) per share - basic and diluted	$(0.01)	$0.00	$(0.03)	$(0.05)	$(0.03)	$(0.05)	$(0.07)
Shares used in computing Non-GAAP basic net income/(loss) per share	63,229	63,802	64,562	65,678	66,397	69,812	71,529
Shares used in computing Non-GAAP diluted net income/(loss) per share	63,229	69,490	64,562	65,678	66,397	69,812	71,529

Non-GAAP operating expense break-out:
GAAP research and development expense	$15,033	$15,697	$9,979	$13,566	$11,630	$11,224	$11,405
Transitional costs	(68)	(1)	(45)	(70)	-	-	-
Stock-based compensation	(3,260)	(2,396)	3,388	(1,223)	(668)	(163)	(268)
Non-GAAP research and development expense	11,705	13,300	13,322	12,273	10,962	11,061	11,137

GAAP sales and marketing expense	4,375	4,701	5,545	6,272	5,008	5,143	5,361
Transitional costs	-	-	(15)	(24)	-	-	-
Stock-based compensation	(115)	(155)	(73)	(43)	(67)	(93)	(40)
Non-GAAP sales and marketing expense	4,260	4,546	5,457	6,205	4,941	5,050	5,321

GAAP general & administrative expense	4,366	4,556	2,466	3,356	3,919	3,852	3,617
Transitional costs	(105)	(29)	(132)	-	-	-	-
Change in fair value of Blammo earnout	(645)	(386)	954	(90)	(29)	47	31
Stock-based compensation	(461)	(487)	(437)	(560)	(510)	(480)	(412)
Non-GAAP general and administrative expense	$3,155	$3,654	$2,851	$2,706	$3,380	$3,419	$3,236

Glu Mobile Inc. Non-GAAP Adjusted EBITDA (in thousands) (unaudited)
	For the Three Months Ended
	March 31, 2012	June 30, 2012	September 30, 2012	December 31, 2012	March 31, 2013	June 30, 2013	September 30, 2013
	(Restated)	(Restated)	(Restated)	(Restated)	(Restated)

GAAP net loss	$(6,841)	$(2,988)	$(3,563)	$(7,067)	$(5,497)	$(2,921)	$(7,968)
Change in deferred revenues	373	496	(218)	88	111	(1,251)	886
Change in deferred platform commissions and royalty expense	(263)	122	-	(359)	(138)	419	(245)
Non-cash warrant expense	-	-	-	-	-	-	427
Amortization of intangible assets	1,248	1,427	1,520	1,568	1,569	1,573	1,311
Depreciation	562	556	554	696	731	661	633
Stock-based compensation	3,836	3,038	(2,878)	1,826	1,245	736	720
Change in fair value of Blammo earnout	645	386	(954)	90	29	(47)	(31)
Transitional costs	173	30	192	94	-	-	-
Impairment of goodwill	-	-	3,613	-	-	-	-
Restructuring charge	-	320	213	838	511	937	-
Foreign currency exchange loss/(gain)	373	(205)	460	(263)	(129)	(137)	159
Interest and other income	(7)	(5)	(5)	(1)	(3)	(26)	(4)
Income tax provision/(benefit)	440	(2,019)	(1,075)	660	135	(2,870)	(30)
Total Non-GAAP Adjusted EBITDA	$539	$1,158	$(2,141)	$(1,830)	$(1,436)	$(2,926)	$(4,142)

In addition to the reasons stated above, which are generally applicable to each of the items Glu excludes from its non-GAAP financial measures, Glu believes it is appropriate to exclude certain items for the following reasons:

Change in Deferred Revenues and Deferred Cost of Revenues. At the date we sell certain premium games and micro-transactions, Glu has an obligation to provide additional services and incremental unspecified digital content in the future without an additional fee. In these cases, we recognize the revenues and any associated cost of revenues, including platform commissions and royalties, on a straight-line basis over the estimated life of the paying user. Internally, Glu’s management excludes the impact of the changes in deferred revenue and deferred cost of revenues related to its premium and free-to-play games in its non-GAAP financial measures when evaluating the company’s operating performance, when planning, forecasting and analyzing future periods, and when assessing the performance of its management team. Glu believes that excluding the impact of the changes in deferred revenues and deferred cost of revenues from its operating results is important to facilitate comparisons to prior periods during which Glu did not delay the recognition of significant amounts of revenue related to its games and to understand Glu’s operations.

Amortization of Intangible Assets. When analyzing the operating performance of an acquired entity, Glu's management focuses on the total return provided by the investment (i.e., operating profit generated from the acquired entity as compared to the purchase price paid) without taking into consideration any allocations made for accounting purposes. Because the purchase price for an acquisition necessarily reflects the accounting value assigned to intangible assets (including acquired in-process technology and goodwill), when analyzing the operating performance of an acquisition in subsequent periods, Glu's management excludes the GAAP impact of acquired intangible assets to its financial results. Glu believes that such an approach is useful in understanding the long-term return provided by an acquisition and that investors benefit from a supplemental non-GAAP financial measure that excludes the accounting expense associated with acquired intangible assets.

Non-cash Warrant Expense. The Company recorded a non-cash charge related to the vesting of warrants to purchase shares of common stock issued to a brand holder as part of a third party licensing, development and publishing arrangement. These charges are computed using the Black-Scholes valuation model and are recorded in cost of revenues. When evaluating the performance of its consolidated results, Glu does not consider non-cash warrant expense as it places a greater emphasis on overall stockholder dilution rather than the accounting charges associated with the vesting of any warrants. As the non-cash warrant expense impacts comparability from period to period Glu believes that investors benefit from a supplemental non-GAAP financial measure that excludes these charges.

Stock-Based Compensation Expense. Glu adopted ASC 718, "Compensation – Stock Compensation" beginning in its fiscal year ended December 31, 2006. Included in the stock compensation expense is the contingent consideration potentially issuable to the Blammo employees who were former shareholders of Blammo, which is recorded as research and development expense over the term of the earn-out periods, since these employees are primarily employed in product development. Glu re-measures the fair value of the contingent consideration each reporting period and only records a compensation expense for the portion of the earn-out target which is likely to be achieved. In addition, Glu is exposed to potential continued fluctuations in the fair market value of the contingent consideration in each reporting period, since re-measurement is impacted by changes in Glu’s share price and the assumptions used by Glu. When evaluating the performance of its consolidated results, Glu does not consider stock-based compensation charges. Likewise, Glu's management team excludes stock-based compensation expense from its short and long-term operating plans. In contrast, Glu's management team is held accountable for cash-based compensation and such amounts are included in its operating plans. Further, when considering the impact of equity award grants, Glu places a greater emphasis on overall stockholder dilution rather than the accounting charges associated with such grants. Glu believes it is useful to provide a non-GAAP financial measure that excludes stock-based compensation in order to better understand the long-term performance of its business.

Restructuring Charges. Glu undertook restructuring activities in the second, third and fourth quarters of 2012 and the first and second quarters of 2013 and recorded (1) non-cash restructuring charges due to vacating a portion of its offices in Washington, vacating its Brazil office and writing-off the cumulative translation adjustment upon substantial liquidation of its Brazilian entity; and (2) cash restructuring charges due to the termination of certain employees in its Brazil, China, Europe and U.S. offices. Glu recorded the severance costs as an operating expense when it communicated the benefit arrangement to the employee and no significant future services, other than a minimum retention period, were required of the employee to earn the termination benefits. Glu believes that these restructuring charges do not reflect its ongoing operations and that investors benefit from a supplemental non-GAAP financial measure that excludes these charges.

Change in Fair Value of Blammo Earnout. As part of the acquisition of Blammo, Glu committed to issue additional consideration in the form of Glu’s common stock to the former, non-employee Blammo shareholders if certain revenue targets are achieved. Glu recorded the estimated contingent consideration liability at acquisition and will adjust the fair value of the liability each reporting period. When analyzing the operating performance of an acquired entity, Glu’s management focuses on the total return provided by the investment (i.e., operating profit generated from the acquired entity as compared to the purchase price paid including the final amounts paid for contingent consideration) without taking into consideration any expenses recognized post-acquisition related to the change in fair value of the contingent consideration. Because the final purchase price paid for an acquisition necessarily reflects the accounting value assigned to both the consideration, including the contingent consideration, paid and to the intangible assets (including goodwill) acquired, when analyzing the operating performance of an acquisition in subsequent periods, the Company’s management excludes the GAAP impact of any adjustments to the fair value of these acquisition-related balances to its financial results. Glu believes that the fair value adjustments affect comparability from period to period and that investors benefit from a supplemental non-GAAP financial measure that excludes these charges.

Transitional Costs. GAAP requires expenses to be recognized for various types of events associated with a business acquisition such as legal, accounting and other deal related expenses. Additionally, Glu has incurred various costs related to the transition and integration of Blammo, GameSpy and Griptonite into Glu’s operations. Glu recorded these non-recurring acquisition and transitional costs as operating expenses when they were incurred. Glu believes that these acquisition and transitional costs affect comparability from period to period and that investors benefit from a supplemental non-GAAP financial measure that excludes these expenses.

Impairment of Goodwill. In accordance with ASC 350 “Goodwill and Other Intangible Assets” Glu performs its annual goodwill impairment test as of September 30. Glu recorded a goodwill impairment charge in the third quarter of 2012 as the fair value of one of its three reporting units was determined to be below its carrying value. As this impairment is non-recurring, Glu believes it does not reflect the Company’s ongoing operations and that investors benefit from a supplemental non-GAAP financial measure that excludes this impairment, enabling them to compare the Company’s core operating results in different periods without this variability.

Release of tax liabilities. In the second quarter of 2012 and 2013, Glu recorded non-cash income tax benefits related to the release of certain foreign income tax liabilities upon the expiration of the statute of limitations. Glu believes that this one-time tax benefit does not reflect its ongoing operations and that investors benefit from a supplemental non-GAAP financial measure that excludes this benefit.

Foreign currency exchange gains and losses. Foreign currency exchange gains and losses represent the net gain or loss that Glu has recorded for the impact of currency exchange rate movements on cash and other assets and liabilities denominated in foreign currencies related to the revaluation of assets and liabilities. Accordingly, foreign currency exchange gains and losses are generally unpredictable and can cause Glu’s reported results to vary significantly. Due to the unusual magnitude of these gains and losses, and the fact that Glu has not engaged in hedging or taken other actions to reduce the likelihood of incurring a sizeable net gain or loss in future periods, Glu began, with the quarter ended December 31, 2008, to present non-GAAP net loss and net loss per share excluding foreign exchange gains and losses for comparability purposes. Glu believes that these gains and losses do not reflect its ongoing operations and that investors benefit from a supplemental non-GAAP financial measure that excludes these items, enabling investors to compare Glu’s core operating results in different periods without this variability. Foreign exchange gains/(losses) recognized during 2012 and 2013 were as follows (in thousands):

March 31, 2012	$(373)
June 30, 2012	205
September 30, 2012	(460)
December 31, 2012	263
FY 2012	$(365)

March 31, 2013	$129
June 30, 2013	137
September 30, 2013	(159)
FY 2013	$107

CONTACT:
Media & Investor Relations:
ICR, Inc.
Seth Potter, 646-277-1230
ir@glu.com